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                                                                 Exhibit 3.1(ii)

                        THIRD AMENDED AND RESTATED BYLAWS

                                       OF

                                  VIATEL, INC.

                            (A Delaware corporation)
                            ------------------------

                                    ARTICLE I

                            Meetings of Stockholders
                            ------------------------


         SECTION 1. Annual Meeting. The annual meeting of the stockholders of Viatel, Inc. (hereinafter, the "Corporation") for the election of directors and for the transaction of such other proper business shall be held on such date and at such time as may be fixed by the Board of Directors or, if no date and time are so fixed, on the second Tuesday in July of each year at the office of the Corporation or at such other place and at such hour as shall be designated by the Board of Directors or, if no such time be fixed, then at 10:00 am.

         SECTION 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute or the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate"), may be called at any time by the Board of Directors or by the holder or holders of more than 50% of the outstanding shares of stock entitled to vote with respect to the matter to be considered at the proposed special meeting.

         SECTION 3. Notice of Meetings. Written notice of each meeting of the stockholders, which shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which it is called, shall be given, not less than ten (10) nor more than sixty (60) days before the date of such meeting, either personally or by mail, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at the address of such stockholder as it appears on the records of the Corporation. Whenever notice is required to be given, a written waiver thereof signed by the stockholder entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and such objection occurs at the beginning of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, at any meeting of stockholders, action is proposed to be taken which would, if taken, entitle stockholders to perfect appraisal rights with respect to their shares of the Corporation's capital stock, the notice of meeting shall include a statement to that effect and such notice shall comply with the requirements specified in Section 262 of the General Corporation Law of the State of Delaware.

         SECTION 4. Quorum. Except as required by the General Corporation Law of the State of Delaware or the Restated Certificate, at any meeting of the stockholders, the holders of the majority of the shares, issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, the Corporation may transact any business which might have been transacted at the original meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         SECTION 5. Organization. At each meeting of the stockholders, the Chairman or, in such officer's absence or inability to act and subject to the provisions of Article III, the Vice-Chairman, the Chief Executive orOfficer,Officer or the Presidentor of the Corporation or, in the absence or inability of


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each such officer to act, any person chosen by the majority of those stockholders present in person or represented by proxy shall act as chairman of the meeting. The Secretary or Assistant Secretary of the Corporation or, in such officers' absence or inability of each such officer to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 6. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         SECTION 7. Voting. Unless otherwise provided in the Restated Certificate and subject to Section 213 of the General Corporation Law of the State of Delaware regarding fixing the date for the determination of stockholders of record, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such stockholder and each holder of Preferred Stock shall be entitled to such voting rights, if any, as are provided in the Series Term Resolution (as such term is defined in the Restated Certificate) establishing the respective series of Preferred Stock.

         Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise provided by law, every proxy shall be revocable at the pleasure of the stockholder executing it. No proxy shall be valid after the expiration of three
(3) years from the date thereof unless otherwise provided in the proxy.

         Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise required by statute, the Restated Certificate, or these Bylaws, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any other corporate action to be taken by vote of the stockholders. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

         SECTION 8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten (10) days


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before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the kind, class or series and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting of stockholders, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.

         SECTION 9. Inspectors. The Board of Directors, in advance of any meeting of stockholders, shall appoint one or more inspectors to act at such meeting or any adjournment thereof and to make a written report thereon. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall ascertain the number of shares of each kind, class or series of stock outstanding and the voting power of each, determine the number of shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.



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         SECTION 10. Business Brought Before a Meeting. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting of stockholders. To be properly brought before an annual meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder who was a stockholder of record at the time of giving of the notice provided for in this section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed and received by the Corporation's Secretary at the principal executive offices of the Corporation, not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received no later than the close of business on the tenth (10) day following the day on which notice of the date of the meeting was mailed. A stockholder's notice to the Corporation's Secretary shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business sought to be brought before the meeting; (c) the name and address, as they appear on the Corporation's books, of the stockholder proposing such nominee or business and any other stockholders known by such stockholder to be supporting such nominee or proposal; (d) the class and number of shares of the Corporation which, on the date of such stockholder's




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notice, are beneficially owned by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee or proposal; and (e) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 10. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10; and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 11. Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                               Board of Directors
                               ------------------

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute, the Restated Certificate or these Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 2. Number and Qualifications. The Board of Directors shall consist of at least one director. Directors need not be stockholders. The Board of Directors, by the affirmative vote of a majority of the entire Board of Directors, may increase the number of directors to a number not exceeding twelve. Vacancies occurring by reason of any such increase


                                       6
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shall be filled in accordance with Section 4 of this Article II. The Board of
Directors, by the vote of a majority of the entire Board of Directors, may decrease the number of directors to a number not less than one but any such decrease shall not affect the term of office of any director.

         SECTION 3. Classes, Election and Term of Office. The Board of Directors shall be divided into three classes serving staggered three-year terms. Except for directors elected to fill vacancies, all directors shall be elected at the annual meeting of stockholders and shall be nominated in accordance with the provisions of Section 5 of this Article. Directors elected to fill vacancies shall be appointed and elected in accordance with the provisions of Section 4 of this Article. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation by written notice to the Secretary of the Corporation, or until his removal from office.

         SECTION 4. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the class of directors to which he is elected. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the then outstanding shares of the Corporation's capital stock having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, in the manner provided by statute. When one or more director shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect



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when such resignation or resignations shall become effective and each director so chosen shall hold office until the next election of such class or classes for which such director or directors have been chosen and until their successors shall be elected and qualified.

         SECTION 5. Nominations. (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in these Bylaws, who is entitled to vote for the election of directors at the meeting and who shall have complied with the notice procedures set forth in Article I, Section 10. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         (b) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so declare, the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a director must also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, with respect to the nomination and election of directors matters set forth in this Section 5.

         SECTION 6. Place of Meetings. The Board of Directors shall hold its meetings at such place, within or without the State of Delaware, as it may from time to time determine or as shall be specified in the notice of any such meeting.

         SECTION 7. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting of stockholders shall be held. Notice of such meeting need not be given. Such



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meeting may be held at any other time or place, within or without the State of
Delaware, which shall be specified in a notice thereof given as hereinafter provided in Section 10 of this Article II.

         SECTION 8. Regular Meetings. Regular meetings, other than the annual meeting, of the Board of Directors shall be held at such time as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

         SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the entire Board of Directors.

         SECTION 10. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each annual or regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 10, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least five (5) days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, telex, cable or wireless, or be delivered to him personally, by facsimile or by telephone, at least 24 hours before the time at which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 11. Quorum and Manner of Acting. Except as hereinafter provided, a majority of the entire Board of Directors shall be present in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by the Restated



                                       9
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Certificate or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a board and the individual directors shall have no power as such.

         SECTION 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         SECTION 13. Telephonic Participation. Members of the Board of Directors may participate in meetings of the Board of Directors or any committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at such meeting.

         SECTION 14. Chairman of the Board. The Board of Directors may designate a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board. He shall perform such other duties as the Board may from time to time assign to him.

         SECTION 15. Organization. In the absence or inability to act of the Chairman of the Board, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary or, in such person's absence or inability to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 16. Resignations. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the



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time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 17. Removal of Directors. Any director or directors may be removed, at any time, with cause, by the affirmative vote of the holders of record of a majority of the issued and outstanding capital stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders duly called and held expressly for such purpose; and the vacancy or vacancies on the Board of Directors caused by such removal may be filled as provided in these Bylaws.

         SECTION 18. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in the capacity as a director. The payment of such compensation shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                         Executive and Other Committees
                         ------------------------------

         SECTION 1. Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by the



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General Corporation Law of the State of Delaware, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board of Directors when required.

         SECTION 2. General. A majority of any committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. Notice of such meeting shall be given to each member of the committee in the manner provided for in Article II, Section 10. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in part of persons who are not directors of the Corporation.

         SECTION 3. Action Without a Meeting. Any action required or permitted to be taken at any meeting by any committee may be taken without a meeting if all of the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

         SECTION 4. Telephone Participation. Members of a committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    Officers
                                    --------

         SECTION 1. Number, Qualifications, Election and Term. The officers of the Corporation shall include a Chief Executive Officer, one or more Vice-Chairman, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Technology Officer, a Treasurer and a Secretary. Any number of offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. The Board of Directors may from time to time elect such other officers (including one or more Executive Vice Presidents, Senior Vice Presidents, or Vice Presidents, one or more Assistant



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

Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold office for such terms as may be prescribed by the Board of Directors.

         SECTION 2. Resignations. Any officer may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the Board of Directors at any meeting thereof. Removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 4. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election to such office.

         SECTION 5. Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors, shall have general responsibility for the business and affairs of the Corporation and shall be the chief policy making officer of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and he shall have such other powers and duties as may be assigned to or required of such officer from time to time by the Board of Directors or these Bylaws.

         SECTION 6. Vice-Chairman. Any Vice-Chairman of the Board shall perform such duties as the Chief Executive Officer may from time to time determine.


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

         SECTION 7. President. The President shall have the general powers and duties incident to the office of the president of a corporation, shall perform such duties and services and shall have such other powers and duties as may be assigned to or required of such officer from time to time by the orDirectorsChief Executive Officer or these Bylaws. In the absence of the Chairman of the Board, the Vice-Chairman and the Chief Executive Officer, he shall preside at all meetings of the Board of Directors.

         SECTION 7.8. Chief Operating Officer. The Chief Operating Officer, subject to the powers of theBoard of Directors and the Chief Executive Officer, shall have directsuch responsibility for the business and affairs of theCorporation, including supervisory responsibility for the officers, agents, employees and properties ofthe Corporationand shall have such other powers and duties as may be assigned to or required of such officer from time to time by theBoard of Directors, the Chief Executive Officer or these Bylaws. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, he shall preside at all meetings of the Board of Directors.

8. SECTION 8.9. Chief Financial Officer. The Chief Financial Officer shall have responsibility for all financial and accounting matters, including supervisory responsibilities for the Treasurer and any Assistant Treasurer of the Corporation. The Chief Financial Officer shall have the general powers and duties incident to the office of the chief financial officer of a corporation and shall have such other powers and duties as may be assigned to or required of such officer from time to time by the Board of Directors or these Bylaws.

         SECTION 10. Chief Technology Officer. The Chief Technology Officer shall have the general powers and duties incident to the office of a chief technology officer of a corporation and shall have such other powers and duties as may be assigned to or required of such officer from time to time by the Board of Directors or these Bylaws.


         SECTION 9.11. Vice Presidents. Each Vice President, including any Executive Vice President and any Senior Vice President, shall have such powers and perform such duties incident to the office of the vice president of a corporation, and shall have such other powers and duties as may be assigned to or required of such officer from time to time by the Board of Directors or these Bylaws.

         SECTION 12. The Treasurer. The Treasurer shall, in the absence or disability of the Chief Financial Officer, act with all of the powers and have the responsibilities assigned to the Chief Financial Officer. The Treasurer shall also have the general powers and duties incident to the office of the treasurer of a corporation and shall have such other powers and duties as may be assigned to or required of such officer from time to time by the Board of Directors or these Bylaws.

         SECTION 13. The Secretary. The Secretary shall (a) record the proceedings of the meetings of the stockholders and the Board of Directors in a minute book to be kept for that purpose; (b) cause notices to be duly given in accordance with the provisions of these Bylaws and as required by law; (c) be the custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; (d) cause the books, reports, statements, certificates and other documents and records required by law to be kept and filed to be properly kept and filed; and (e) in general, have all the powers and perform all the duties incident to the office of secretary of a corporation and shall have such other powers and duties as may be assigned to or required of such officer from time to time by the Board of Directors or these Bylaws.

         SECTION 14. Officers' Bonds or Other Security. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise, in such amount and with such surety or sureties as the Corporation may require.

         SECTION 15. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors or a committee thereof; provided, however, that the Board of Directors or a committee thereof may delegate to the Chief ExecutiveOfficer or Officer the power to fix the compensation of other officers and agents. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is or was a director of the Corporation, but any such officer who shall also be a director (except in the event there is only one director of the Corporation) shall not have any vote in the determination of the compensation to be paid to him.

                                    ARTICLE V

                                  Shares, etc.
                                  ------------

         SECTION 1. Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, by the Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the kind, class or series and number of shares of the Corporation's capital stock owned by such holder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.

         SECTION 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary of the Corporation or by any other officer or agent designated by the Board of Directors.

         SECTION 3. Transfer of Stock; Registered Stockholders. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

         SECTION 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         SECTION 5. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to: (i) notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) express consent to corporate action in writing without a meeting, (iii) receive payment of any dividend or other distribution or allotment of any rights, (iv) exercise any rights in respect of any change, conversion or exchange of stock or (v) for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall (i) not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) not be more than ten (10) days after the date upon which the resolution fixing the record date for consent to corporate action in writing is adopted by the Board of Directors, and (iii) not be more than sixty (60) days prior to such payment, exercise of rights or such other action.

         SECTION 6. Lost, Stolen or Destroyed Stock Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient, as the Corporation in its absolute discretion shall determine, to indemnify the

Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Corporation, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of Delaware.


                                   ARTICLE VI

                 Contracts, Checks, Drafts, Bank Accounts, Etc.
                 ----------------------------------------------

         SECTION 1. Execution of Contracts. Except as otherwise required by statute, the Restated Certificate or these Bylaws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. Unless authorized by the Board of Directors or expressly permitted by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

         SECTION 2. Loans. Unless the Board of Directors shall otherwise determine, the Chief Executive Officer, the President, the Chief Financial Officer, the Controller and any Vice President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation's operations, except when authorized by the Board of Directors.

         SECTION 3. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board of Directors.

         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

         SECTION 5. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board of Directors may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VII

                                     Offices
                                     -------

         SECTION 1. Registered Office. The registered office and registered agent of the Corporation will be as specified in the Restated Certificate.

         SECTION 2. Other Offices. The Corporation may also have such offices, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE VIII

                                   Fiscal Year
                                   -----------

         The fiscal year of the Corporation shall end on the last day of December.

                                   ARTICLE IX

                                      Seal
                                      ----

         The seal of the Corporation shall be circular in form, shall bear the name of the Corporation and shall include the words and numbers "Corporate Seal", "Delaware" and the year of incorporation.


                                    ARTICLE X

                                Indemnification
                                ---------------
                                    ARTICLE X
         SECTION 1.

         SECTION 1. General. Each person who was or is a party or is threatened to be made a party to or is involved in any manner (including, without limitation as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action or proceeding by or in right of the Corporation to procure a judgement in its favor (a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is or was the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that, except as set forth in Section 2 of this
Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, such advancement shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article X or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         SECTION 2. Claims. If a claim under Section 1 of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall not create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 3. Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person seeking indemnification or advancement of expenses may have or hereafter acquire under any applicable statute, provision of the Restated Certificate, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

         SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss asserted against it or such person and incurred by it or such person, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                   ARTICLE XI

                                    Amendment
                                    ---------

         The Bylaws may be adopted, amended, or repealed by vote of the holders of a majority of the shares of stock at the time entitled to vote in the election of directors, except as otherwise provided in the Restated Certificate. The Bylaws may also be adopted, amended or repealed by the vote of a majority of the Board of Directors present at any regular meeting of said Board of Directors, or at a special meeting of the Board of Directors called for such purpose, but any

Bylaws adopted by the Board of Directors may be amended, repealed or altered by the stockholders entitled to vote thereon as herein provided.

                                   ARTICLE XII

                                  Severability
                                  ------------

         The provisions of these Bylaws shall be separable each from any and all other provisions of these Bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, or the powers granted to this Corporation by the Restated Certificate or these Bylaws.

Certification:

The undersigned officer of Viatel, Inc. (the "Company"), hereby certifies that the foregoing Third Amended and Restated Bylaws were adopted in accordance with the resolutions adopted by the Board of Directors of the Company on August 26, 1999.



     /s/ Michael J. Mahoney
--------------------------------------
   Michael J. Mahoney
Chief Executive Officer and President